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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



                               December 17, 2001
             ------------------------------------------------------
                Date of report (Date of earliest event reported)


                                   BUCA, INC.
         --------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


        Minnesota                      0-25721                  41-1802364
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 (State of Incorporation)         (Commission File           (I.R.S. Employer
                                       Number)              Identification No.)


                          1300 Nicollet Mall, Suite 5003
                              Minneapolis, Minnesota               55403
                    -----------------------------------------   -----------
                     (Address of Principal Executive Offices)    (Zip Code)


                        Telephone Number: (612) 288-2382
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              (Registrant's Telephone Number, Including Area Code)



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Item 5. Other Events.

         On December 17, 2001, BUCA, Inc. ("BUCA") entered into an Asset Purchase Agreement (the "Agreement"), dated as of December 17, 2001, with VT Administrative, Inc., Back Bay Restaurant Associates Limited Partnership, Beacon Restaurant Associates Limited Partnership, Danvers Restaurant Associates Limited Partnership, Dedham Restaurant Associates Limited Partnership, Exton Restaurant Associates Limited Partnership, Lexington Restaurant Associates Limited Partnership, Natick Restaurant Associates Limited Partnership, S & S Restaurant Associates Limited Partnership, Wynnewood Restaurant Associates Limited Partnership, First Beacon Operating Corp., First Cole Corp., First Jordan Corporation, First Julian Corporation, First Lee Corporation, First Michaella Corp., Seekonk Operating Corp., Shrewsbury Operating Corp., First Taylor Corporation, and Beacon Street Realty Trust (collectively, the "Sellers"), and Martin Bloom, Laurel Bloom, Richard Tanz and Carole Bloom to acquire certain assets of nine restaurants doing business as Vinny Testa's in the Boston and Philadelphia markets. The asset purchase transaction, scheduled to close by mid-January, is subject to the completion of final due diligence and certain other terms and conditions set forth in the Agreement. Following the completion of the asset purchase transaction, BUCA intends to continue to operate the acquired restaurants under the trade name "Vinny Testa's."

         Pursuant to the terms of the Agreement, BUCA will pay to Sellers, at the closing of the asset purchase transaction, an aggregate purchase price of approximately $18.5 million in cash and will assume certain capital leases and current liabilities of Sellers, subject to adjustments set forth in the Agreement. In connection with the asset purchase transaction, BUCA and Martin Bloom, an officer of Sellers, have agreed to enter into a consulting and non-compete agreement at the closing of the asset purchase transaction pursuant to which BUCA will pay to Mr. Bloom an aggregate amount of approximately $1.1 million over a three-year period in exchange for Mr. Bloom's agreement (1) to provide certain consulting services to BUCA and (2) to comply with certain non-compete covenants.

         BUCA intends to finance the acquisition with funds borrowed under its credit facility (the "Credit Facility") with a syndicate of banks (Bank of America, N.A., Fleet National Bank and Branch Banking and Trust Company) led by Bank of America, N.A. The Credit Facility provides for borrowings up to $20 million in aggregate principal amount. BUCA also has the option to increase the maximum borrowings under the Credit Facility to $25 million. BUCA has executed a term sheet with its banking group to increase its Credit Facility from the current $25 million maximum to a new facility with a maximum capacity of $50 million. This new facility is expected to be a combination of a $20 million term facility and a maximum $30 million line of credit.

         Additional information regarding the terms of the asset purchase transaction are included in the Agreement, a copy of which is attached as an exhibit to this report and is incorporated herein by reference.

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          On December 17, 2001, BUCA issued a press release, a copy of which is attached as an exhibit to this report and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

         (c)      Exhibits

                  2.1 Asset Purchase Agreement, dated as of December 17, 2001, among BUCA, Inc. and VT Administrative, Inc., Back Bay Restaurant Associates Limited Partnership, Beacon Restaurant Associates Limited Partnership, Danvers Restaurant Associates Limited Partnership, Dedham Restaurant Associates Limited Partnership, Exton Restaurant Associates Limited Partnership, Lexington Restaurant Associates Limited Partnership, Natick Restaurant Associates Limited Partnership, S & S Restaurant Associates Limited Partnership, Wynnewood Restaurant Associates Limited Partnership, First Beacon Operating Corp., First Cole Corp., First Jordan Corporation, First Julian Corporation, First Lee Corporation, First Michaella Corp., Seekonk Operating Corp., Shrewsbury Operating Corp., First Taylor Corporation, Beacon Street Realty Trust, Martin Bloom, Laurel Bloom, Richard Tanz and Carole Bloom.

                           The registrant hereby agrees to furnish
                           supplementally to the Commission upon request a copy of any omitted exhibit or schedule contained in the Agreement.

                  99.1     Press Release dated December 17, 2001.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 17, 2001

                                            BUCA, INC.
                                            (Registrant)


                                            By /s/ Greg A. Gadel
                                               ---------------------------------
                                               Greg A. Gadel
                                               Executive Vice President, Chief
                                               Financial Officer, Treasurer and
                                               Secretary

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